Exhibit 14.3

Consent of independent accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of National Grid Transco plc (File numbers 333-33094, 333-65968, 333-97249, 333-103768 and 333-107727) of our report dated January 2, 2002 relating to the financial statements of JVCO Participações Ltda., which is incorporated in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Auditores Independentes

Rio de Janeiro, Brazil
June 16, 2004